UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 14, 2011

CONMED HEALTHCARE MANAGEMENT, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-27554	42-1297992
(Commission File Number)	(I.R.S. Employer Identification Number)

7250 Parkway Dr. Suite 400 Hanover, MD (Address of principal executive offices)	21076 (Zip Code)

(410) 567-5520
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2011, the Board of Directors of Conmed Healthcare Management, Inc. (the “Company”) increased the size of the Board to six members, and appointed Dr. Jeffrey W. Runge as a director of the Company to fill the vacancy created by such increase.

Dr. Runge has served as a member of the board of directors of Pharmathene, Inc. since December 2009. Dr. Runge is a Principal at The Chertoff Group, a firm providing advisory services in business risk management, homeland security and homeland defense. He is also the President and founder of Biologue, Inc., which provides consulting in biodefense, medical preparedness and injury prevention and control. From 2001 through August of 2008, Dr. Runge served in the Bush administration, first as the head of the National Highway Traffic Safety Administration, and, beginning in September 2005, as the Department of Homeland Security’s (DHS) first Chief Medical Officer. Dr. Runge founded the DHS Office of Health Affairs in 2007 and was confirmed by the Senate as DHS’ first Assistant Secretary for Health Affairs in December of 2007. Dr. Runge also served as Acting DHS Undersecretary for Science and Technology from February through August 2006. In his role at DHS, Dr. Runge oversaw the operations of the department’s biodefense activities, medical preparedness and workforce health protection, including managing DHS’ role in Project BioShield, working with the various federal departments on medical countermeasure assurance. Prior to joining DHS, Dr. Runge was Assistant Chairman of the Department of Emergency Medicine at the Carolinas Medical Center in Charlotte, NC, from 1984 through 2001. Dr. Runge earned his medical degree from the Medical University of South Carolina and his undergraduate degree from the University of the South.

Dr. Runge is eligible to participate in all compensation plans applicable to non-employee members of the Board of Directors, as described in the Company’s 2010 Proxy Statement.  In accordance with the compensation program for non-employee directors, upon joining the Board, Dr. Runge received non-qualified stock options for 40,000 shares, vesting over three years with an exercise price of $3.27 (which amount was determined in accordance with the Company’s 2007 Stock Option Plan) and contingent upon Dr. Runge’s continued service on the Board.  Each non-employee director is entitled to (i) a fee of $1,000 for attending, in person, a regularly scheduled or special meeting of the Board of Directors; (ii) $500 if such non-employee director participates in the meeting via conference call or (iii) a fee of $500 for attending in person a regularly scheduled or special committee meeting, if the meeting is held on a different day than the Board meeting. The Company will also reimburse all directors for approved board-related business travel expenses, along with other approved board-related expenses.

There are no arrangements or understandings known to the Company between Dr. Runge and any other person pursuant to which Dr. Runge was appointed to the Board of Directors.  Dr. Runge has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.  As of the date hereof, Dr. Runge has not been appointed to serve on any committees of the Board of Directors.

A press release announcing the appointment of Dr. Runge is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated January 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED HEALTHCARE MANAGEMENT, INC.

Date: January 18, 2011	By:	/s/ Thomas W. Fry
Name: Thomas W. Fry
Title: Chief Financial Officer